EXHIBIT 99.1

Rock of Ages	Investor Contact: Neil G Berkman Berkman Associates (310) 277-5162 info@BerkmanAssociates.com	Company Contact: Kurt Swenson Chairman & CEO (603) 225-8397 www.RockofAges.com

Rock of Ages Corporation

First Quarter
Conference Call Invitation

Rock Of Ages will report results for the First Quarter ended March 31, 2005 on Tuesday, May 10, 2005, at approximately 7:30 a.m. EDT. A conference call is scheduled for that morning at 11:00 a.m. EDT to discuss the Company's results for the quarter and other matters.

To participate, please dial in at least five minutes before the call begins.

SUBJECT	First Quarter Results
CHAIRPERSON	Kurt Swenson, Chairman & CEO
DATE	Tuesday, May 10, 2005
TIME	11:00 a.m. EDT
PHONE NUMBER	(212)676-4900
RESERVATION #	21242760

A simultaneous webcast of the conference call will be available from the Audio Presentations link at www.RockofAges.com/investor. A replay will be available after 1:00 p.m. EDT at this same Internet address. For a telephone replay, dial (800) 633-8284, reservation #21242760 after 1:00 p.m. EDT.

Questions? Contact Berkman Associates: (310) 277-5162

or info@BerkmanAssociates.com